Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Archer-Daniels-Midland Company and in the related prospectuses of our reports dated February 19, 2016, with respect to the consolidated financial statements and schedule of Archer-Daniels-Midland Company, and the effectiveness of internal control over financial reporting of Archer-Daniels-Midland Company, included in this Form 10-K for the year ended December 31, 2015.
Registration Statement No. 333-51381 on Form S-8, dated April 30, 1998, relating to the Archer-Daniels-Midland Company 1996 Stock Option Plan.
Registration Statement No. 333-75073 on Form S-8, dated March 26, 1999, relating to the ADM Employee Stock Ownership Plan for Salaried Employees and the ADM Employee Stock Ownership Plan for Hourly Employees.
Registration Statement No. 333-37690 on Form S-8, dated May 24, 2000, relating to the Archer-Daniels-Midland Company Incentive Compensation Plan.
Registration Statement No. 333-37694 on Form S-8, dated May 24, 2000, relating to the ADM Employee Stock Ownership Plan for Salaried Employees and the ADM Employee Stock Ownership Plan for Hourly Employees.
Registration Statement No. 333-42612 on Form S-8, dated July 31, 2000, as amended by Post-Effective Amendment No. 1 dated August 8, 2000, relating to the ADM 401(k) Plan for Salaried Employees and the ADM 401(k) Plan for Hourly Employees.
Registration Statement No. 333-67962 on Form S-8, dated August 20, 2001, relating to the ADM Deferred Compensation Plan for Selected Management Employees.
Registration Statement No. 333-86344 on Form S-8, dated April 16, 2002, relating to the ADM Voluntary Employee Payroll Deduction Stock Purchase Plan.
Registration Statement No. 333-117206 on Form S-8, dated July 7, 2004, relating to the Archer-Daniels-Midland Company 2002 Incentive Compensation Plan.
Registration Statement No. 333-121616 on Form S-8, dated December 23, 2004, relating to the ADM Deferred Compensation Plan for Selected Management Employees I.
Registration Statement No. 333-121631 on Form S-8, dated December 23, 2004, relating to the ADM Deferred Compensation Plan for Selected Management Employees II.
Registration Statement No. 333-169133 on Form S-8, dated August 31, 2010, relating to the Archer-Daniels-Midland 2009 Incentive Compensation Plan.
Registration Statement No. 333-188544 on Form S-3, dated May 10, 2013, relating to debt securities and warrants to purchase debt securities, common stock and warrants to purchase common stock, and stock purchase contracts and stock purchase units of Archer-Daniels-Midland Company.
Registration Statement No. 333-197958 on Form S-3, dated September 22, 2014, relating to debt securities and warrants to purchase debt securities, preferred stock, common stock and warrants to purchase common stock, and stock purchase contracts and stock purchase units of Archer-Daniels-Midland Company.

/s/ Ernst & Young LLP

Saint Louis, Missouri
February 19, 2016